CERT. #	CLASS	NUMBER of SHARES	PAR VALUE	DATE of ISSUE
	COMMON		US$0.001 PER SHARE

THIS CERTIFIES THAT

of is the registered holder

of Shares,

in the Authorized Capital of

TITANIUM INTELLIGENCE INC.

INCORPORATED IN THE STATE OF NEVADA

transferable only in the Shareholders, and in accordance with the Articles of the Corporation, by completion of the Form of Transfer endorsed hereon and surrender of this Certificate.

IN WITNESS WHEREOF the Company has caused this certificate to be signed by its duly authorized officer(s) this

_______

day of

__________________

,

_______

.

TRANSFER OF THESE SHARES IS RESTRICTED
DIRECTOR

THERE ARE SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THESE SHARES, AND A COPY OF THE FULL TEXT THEREOF IS OBTAINABLE FROM THE RECORDS OFFICE OF THE COMPANY ON DEMAND AND WITHOUT CHARGE.

The undersigned, for valuable consideration received, hereby transfers to

(transferee)

(number and class)

share(s) in the authorized capital of the within Company to hold unto the transferee, his heirs, administrators and assigns, subject to the Memorandum and Articles of the Company.

date

signature

witness